                     WRITTEN CONSENT OF THE SOLE SHAREHOLDER
                              AND SOLE DIRECTOR OF
                       AEROGROUP INTERNATIONAL CORPORATION

        The undersigned, Mark Daniels, being the sole shareholder and sole director of AeroGroup International Corporation, a Nevada corporation (the "Company")
hereby consents to the following actions and the adoption and approval of the following resolutions without a meeting in accordance with the provisions of
Nevada law (the "Act"), such actions and resolutions to have the same force and effect as though duly adopted and approved at a joint meeting of the shareholder and board of directors of the Company duly called and legally held:

        WHEREAS, the undersigned believes it to be in the best interest of the
Company to exchange all of the outstanding capital stock of the Company (the
"Company Shares") for shares of common stock of Diversified Resources Group,
Inc., a Utah corporation ("DRGI") (the "Exchange") and DRGI desires to effect the Exchange, on the terms and subject to the conditions set forth in an
Agreement and Plan of Exchange (the "Agreement"), between DRGI, Tampa Bay
Financial, Inc., a Florida corporation ("TBF"), the Company and Mark Daniels.

        WHEREAS, the Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(1)(B) of the Internal Revenue Code of
1986, as amended.

        WHEREAS, subsequent to the Exchange, the Company will be a wholly owened subsidiary of DRGI.

        NOW THEREFORE, it is hereby:

        RESOLVED, that the terms and conditions of the Exchange set forth in the
Agreement are hereby approved; and

        FURTHER RESOLVED, that the Company is hereby authorized to take such action as may be required to effectuate the Exchange in accordance with the laws of the
State of Florida and the terms and conditions set forth in the Agreement; and

        FURTHER RESOLVED, that Mark Daniels, as the President of the Company, is hereby authorized and empowered to execute and deliver on behalf of the Company the Agreement and each of the Exhibits to the Agreement to which the Company is a party; and

        FURTHER RESOLVED, that Mark Daniels, as President of the Company, is hereby authorized and directed to take any and all other actions necessary to appropriate in order to consummate the transactions contemplated by the
Agreement; and

                                       1

        FURTHER RESOLVED, that Mark Daniels, as President of the Company, is hereby authorized and empowered in the name and on behalf of the Company to do and perform all such further acts and things included, but not limited to, executing and delivering such other agreements, instruments and documents and making filings with appropriate governmental authorities as in his judgement shall be necessary or appropriate to carry out the foregoing resolutions and the transactions contemplated thereby.

        IN WITNESS WHEREOF, the undersigned has executed this Written Consent, this
30th day of January, 2002.

/s/ Mark Daniels
Mark Daniels
Sole Shareholder and Sole Director